AGREEMENT OF EMPLOYMENT


     THIS AGREEMENT OF EMPLOYMENT ("Agreement") is made and entered into in duplicate this 12th day of April, 2000, by and between TMEX, Inc., a Nevada corporation ("Employer"), and Cooper Lee ("Executive").

                                    RECITALS

     A. Employer is a corporation duly organized and validly existing pursuant to the laws of the State of Nevada.

     B. Employer is in the business of developing and marketing high-speed communication networks and services.

     C. Employer desires to employ Executive, and Executive desires to serve, as President of Employer and to do and perform any and all services, acts and things specified hereinafter.

                                    AGREEMENT

     NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

                                   ARTICLE I.
                                   DEFINITIONS

     For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I.

     Section 1.1 "Basic Compensation"-- Salary and Benefits.

     Section 1.2 "Board of Directors" -- the Board of Directors of Employer.

     Section 1.3 "Confidential Information" -- information that is used in Employer's and


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Employer's affiliates' business and (i) any and all trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies,
systems,   structures  and  architectures  (and  related  processes,   formulae,
compositions,   improvements,   devices,  know-how,   inventions,   discoveries,
concepts, ideas, designs, methods and information, of the Employer and any other information, however documented, of the Employer that is a trade secret within the meaning of applicable law; (ii) any and all information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing.

Confidential Information shall not include (i) information already in Executive's possession prior to the date of this Agreement and that was not acquired or obtained from Employer or its affiliates or pursuant to a confidentiality agreement; (ii) information that is obtained or was previously obtained by the Executive from a third Person who, insofar as is known to the Executive after reasonable inquiry, is not prohibited from transmitting the information to the Executive by contractual, legal or fiduciary obligation to the Employer or its affiliates; or (iii) information that is, or becomes, generally available to the public other than as a result of a direct or indirect disclosure by the Executive.

     Section 1.4 "Effective Date" -- the date specified in the preamble of the Agreement.

     Section 1.5 "Employee Inventions" -- all discoveries, inventions, improvements, designs, innovations and works of authorship (including all data and records pertaining thereto) that relate to the business of Employer, whether or not able to be patented, copyrighted or reduced to writing, that Employee may discover, invent or originate during the term of his employment pursuant to this Agreement, and for a period of six (6) months following the termination of this Agreement, either alone or with other persons and whether or not during working hours or by the use of the facilities of Employer.

     Section 1.6 "Fiscal Year" -- Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

     Section 1.7 "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.



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                                   ARTICLE II.
                           EMPLOYMENT TERMS AND DUTIES

     Section 2.1 Employment. Employer hereby employs Executive, and Executive hereby accepts employment by Employer, upon the terms and subject to the conditions set forth in this Agreement.

     Section 2.2 Term. Subject to the provisions of Article VI, the term (the "Term") of Executive's employment pursuant to this Agreement will be one (1) year, beginning on the Effective Date and ending that date which is exactly one
(1) year after the Effective Date ("the First Term"). The term of this Agreement shall be renewed automatically for succeeding periods of one (1) year each unless either party gives to the other party notice, at least sixty (60) days prior to the expiration of any term, of the noticing party's intention not to renew the term of this Agreement.

     Section 2.3 Duties. Executive will have such duties as are assigned or delegated to Executive by the Board of Directors, and will initially serve as President of Employer. Executive will (i) devote his entire business time, attention, skill, and energy exclusively to the business of Employer, (ii) use his best efforts to promote the success of Employer's business, and (iii) cooperate fully with the Board of Directors in the advancement of the best interests of Employer. If Executive is elected as a member of the Board if Directors, or as a director or officer of any of Employer's affiliates, Executive will fulfill his duties as such director or officer without additional compensation.

                                  ARTICLE III.
                            COMPENSATION AND BENEFITS

     Section 3.1 Basic Compensation. During the Term, Executive will receive an aggregate Basic Compensation of One Hundred Twenty Thousand Dollars ($120,000.00) annually which will be payable in equal periodic installments according to Employer's customary payroll practices, but no less frequently than semi-monthly ("Salary"), and benefits resulting from Executive's participation in such pension, life insurance, hospitalization, major medical, disability and other employee benefit plans of Employer that may be in effect from time to time (including any right to an automobile), to the extent Executive is eligible pursuant to the terms of those plans (collectively, the "Benefits").

     Section 3.2 Bonus. In addition to the Salary and the Benefits, Executive shall be entitled to receive from Employer and Employer shall pay to Executive, for each of Employer's complete fiscal quarters during the term of this Agreement, a cash bonus in an amount equal to two percent (2%) of the "net profits" of Employer for that fiscal quarter. For purposes of this Section 3.2, the term "net profits" shall be defined as and mean all gross income from the operations of the Employer (other than capital gains) less all expenses, deductions and credits of Employer attributable to those operations. In computing net profits, federal and state income taxes and payments made pursuant to this Agreement and other bonus and other incentive plans of Employer shall be deducted. The net profits shall be determined in accordance with generally accepted accounting principles utilized by the certified public accountants regularly employed by Employer, and the determination of those accountants shall obligate and be conclusive on Employer and Executive. Payment of that bonus shall be made no later than forty-five (45) days after the end of Employer's fiscal quarter for which such bonus is due and payable.


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

     Section 3.3 Health Care Benefits. Employer shall include Employee in the hospital, surgical, medical and dental benefit plan maintained by Employer.

     Section 3.4 Illness.  During the Term,  Executive  shall be entitled to ten
(10) days per year as sick leave with full pay. Sick leave shall not be accumulated.

     Section 3.5 Other Benefits. Executive shall receive all other benefits of employment available generally to other employees of Employer.

                                   ARTICLE IV.
                             FACILITIES AND EXPENSES

     Section 4.1 Office and Staff. Employer will furnish Executive office facilities, equipment, supplies, and such other facilities and personnel, as Employer deems necessary or appropriate for the performance of Executive's duties pursuant to this Agreement.

     Section 4.2 Reimbursement of Business Expenses. Employer will pay on behalf of Executive (or reimburse the Executive for) reasonable business expenses incurred by Executive at the request of, or on behalf of, Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with Employer's employment policies. Executive must file expense reports with respect to such expenses in accordance with Employer's policies.

                                   ARTICLE V.
                             VACATIONS AND HOLIDAYS

     Section 5.1 Annual Vacation. Executive will be entitled to ten (10) days paid vacation each Fiscal Year in accordance with the vacation policies of Employer in effect for Employer's executive officers from time to time. Vacation must be taken by Executive at such time or times as approved by the Chairman of the Board of Directors or the Board of Directors. In the event that Executive is unable for any reason to take the total amount of vacation time authorized herein during any year, Executive may not accrue that time and add that time to vacation time for any following year. In lieu of vacation leave, Executive may elect to receive payment for all or any part of the vacation leave to which Executive is entitled, in which case the vacation leave shall be valued at the amount of salary earned by Executive during an equivalent period of time during the fiscal year in which such vacation leave accrued.

     Section 5.2 Paid Holidays. Executive shall be entitled to be paid for those holidays designated by Employer, as specified in Employer's personnel policies.

                                   ARTICLE VI.
                                   TERMINATION

     Section 6.1 (a) Disability. Employer may terminate this Agreement for Disability. "Disability" shall exist if because of ill health, physical or mental disability, or any other reason beyond Executive's control, and notwithstanding reasonable accommodations made by Employer,


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


Executive shall have been unable, unwilling or shall have failed to perform Executive's duties pursuant to this Agreement, as determined in good faith by the Board of Directors, for a period of thirty (30) consecutive days, or if, in any twelve (12) month period, Executive shall have been unable or unwilling or shall have failed to perform Executive's duties for a period of sixty (60) days, irrespective of whether or not such days are consecutive. Executive hereby consents to examination by a physician designated by Employer, and Executive hereby waives any physician-patient privilege resulting from any such examination.

     (b) Cause. Employer may terminate Executive's employment for Cause. Termination for "Cause" shall mean termination because of Executive's (i) gross incompetence; (ii) willful gross misconduct that causes economic harm to Employer or its affiliates or that brings discredit to Employer's or Employer's affiliates' reputation; (iii) failure to follow directions of the Board of Directors that are consistent with Executive's duties pursuant to this Agreement; (iv) final, nonappealable conviction of a felony involving moral turpitude; or (v) material breach of any provision of this Agreement. Those events specified in clauses (i), (iii) and (v) of this subsection shall not constitute Cause unless Employer notifies Executive thereof in writing, specifying in reasonable detail the basis therefor and specifying that any such event is for Cause, and unless Executive fails to cure such matter within 60 days after such notice is sent or given pursuant to this Agreement. Executive shall be permitted to respond and to defend himself before the Board of Directors or any appropriate committee thereof within a reasonable time after written notification of any proposed termination for Cause pursuant to any event specified in clauses (i), (ii), (iii) or (v) of this subsection.

     (c) Without Good Reason. During the Term, Executive may terminate his employment Without Good Reason. Termination "Without Good Reason" shall mean termination of the Executive's employment by the Executive other than termination for Employer Breach or resulting from the death of Executive.

     (d) Explanation of Termination of Employment. Any party terminating this Agreement shall give prompt written notice ("Notice of Termination") to the other party hereto advising such other party of the termination of this Agreement. Within thirty (30) days after notification that this Agreement has been terminated, the terminating party shall deliver to the other party hereto a written explanation, which shall specify in reasonable detail the basis for such termination and shall indicate whether termination is being made for Cause, Without Cause or for Disability (if Employer has terminated the Agreement) or for Employer Breach or Without Good Reason (if Executive has terminated the Agreement).

     (e) Date of Termination. "Date of Termination" shall mean the date on which Notice of Termination is sent or given pursuant to this Agreement.

     Section 6.2 Compensation During Disability or Upon Termination.

     (a) During Disability. During any period that Executive fails to perform his duties pursuant to this Agreement because of ill health, physical or mental disability, or any other reason beyond Executive's control, Executive shall be entitled to receive the sick pay specified by the provisions of Section 3.4 of this Agreement.


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


     (b) Termination for Disability. If Employer shall terminate Executive's employment for Disability, Employer's obligation to pay Basic Compensation shall terminate, except that Employer shall pay Executive (i) accrued but unpaid Basic Compensation through the Date of Termination, and (ii) the benefits set forth in
Section 6.2(d).

     (c) Termination for Cause or Without Good Reason. If Employer shall terminate Executive's employment for Cause or if the Executive shall terminate his employment Without Good Reason, then Employer's obligation to pay Basic Compensation shall terminate, except that Employer shall pay Executive his accrued but unpaid Basic Compensation through the Date of Termination.

     (d) Employee Benefits. Upon the termination of Executive's employment with Employer, the Basic Compensation shall terminate on the Date of Termination.

     Section 6.3 Death of Executive. If Executive dies prior to the expiration of the Term, Executive's employment and other obligations pursuant to this Agreement shall automatically terminate and all compensation, to which Executive is or would have been entitled pursuant to (including, without limitation, under Section 3.1), shall terminate as of the date in which Executive's death occurs.

                                  ARTICLE VII.
                  NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

     Section 7.1 Acknowledgments by the Executive.  Executive  acknowledges that
(a) during the Term and as a part of his employment, Executive will have access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because Executive possesses substantial technical expertise and skill with respect to Employer's business, Employer desires to obtain exclusive ownership of each Employee Invention, and Employer will be at a substantial competitive disadvantage if Employer fails to acquire exclusive ownership of each Employee Invention; and (d) the provisions of this Article VII are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide Employer with exclusive ownership of all Employee Inventions.

     Section  7.2  Agreements  of  the  Executive.   In   consideration  of  the
compensation and benefits to be paid or provided to Executive by Employer pursuant to this Agreement, Executive covenants as follows:

     (a) Confidentiality.

     (i) During and following the Term, Executive will hold in confidence the Confidential Information and will not disclose the Confidential Information, or any portion thereof, to any Person, except with the specific prior written consent of Employer or except as otherwise expressly permitted by the terms of this Agreement.

     (ii) Any trade secrets of Employer or its affiliates will be entitled to all of the protections and benefits pursuant to applicable law. If any information that Employer or its affiliates deems to be a trade secret is determined by a court of competent jurisdiction


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


          not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. Executive hereby waives any requirement that Employer submit proof of the economic value of any trade secret or post a bond or other security.

    (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that Executive demonstrates was or became generally available to the public other than as a result of a direct or indirect disclosure by Executive.

     (iv) The Executive will not remove from the Employer's or Employer's affiliates' premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). Executive agrees that, as between Employer and Executive, all of the Proprietary Items, whether or not developed by Executive, are the exclusive property of Employer. Upon termination of this Agreement by either party, or upon the request of Employer during the Term, Executive will return to Employer all of the Proprietary Items in Executive's possession or subject to Executive's control, and Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

     (b) Employee Inventions. Each Employee Invention will belong exclusively to Employer. Executive covenants that Executive will promptly:

     (i)  disclose to Employer in writing any Employee Invention;

     (ii) assign to Employer or to a party designated by Employer, at Employer's request and without additional compensation, all of Executive's right to the Employee Invention for the United States and all foreign jurisdictions;

    (iii) execute and deliver to Employer such applications, assignments, and other documents as Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

     (iv) sign all other papers  necessary  to carry out the above  obligations;
          and

     (v)  give  testimony  and  render  any  other   assistance  in  support  of
          Employer's rights to any Employee Invention.

     Section 7.3 Disputes or Controversies. Executive acknowledges that in the event that a dispute or controversy resulting from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony and records relating to any

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such  adjudication  will be  maintained  in secrecy  and will be  available  for inspection by Employer, Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

                                  ARTICLE VIII.
                      NON-COMPETITION AND NON-INTERFERENCE

     Section 8.1 Acknowledgments by Executive. Executive acknowledges that (a) the services to be performed by him pursuant to this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) Employer's business conducted nationally and Employer's services and products are marketed throughout the United States; (c) Employer competes with other businesses that are or could be located in any part of the United States; and (d) the provisions of this Article VIII are reasonable and necessary to protect the Employer's business.

     Section 8.2 Covenants of Executive. In consideration of the acknowledgments by Executive, and in consideration of the compensation and benefits to be paid or provided to Executive by Employer, Executive covenants that Executive will not, directly or indirectly:

     (a) during the Term, except in the course of his employment pursuant to this Agreement, and during the Post-Agreement Period, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products, services or activities compete in whole or in part with the products, services or activities of the Employer or any affiliate of Employer anywhere in the United States; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) three percent (3%) of any class of securities of any issuer (but without otherwise participating in the activities of such issuer), if such securities are listed on any national or regional securities exchange or have been registered pursuant to Section 12(g) of the Securities Exchange Act of 1934;

     (b) whether for Executive's own account or for the account of any other Person, at any time during the Term and the Post-Agreement Period, solicit business of the same or similar type being carried on by the Employer, from any Person known by Executive to be a customer of Employer, whether or not Executive had personal contact with such Person during and by reason of Executive's employment with Employer;

     (c) whether for Executive's account or the account of any other Person (i) at any time during the Term and the Post-Agreement Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any Person who is or was an employee of Employer at any time during the Term or in any manner induce or attempt to induce any employee of Employer to terminate his or her employment relationship with Employer; or (ii) at any time during the Term and the Post-Agreement Period, interfere with Employer's relationship with any Person, including any Person who at any time during the Term was an employee, contractor, supplier, or customer of Employer; or


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


     (d) at any time during or after the Term, disparage Employer or any of Employer's shareholders, directors, officers, employees, or agents.

     For purposes of this Section 8.2, the term "Post-Agreement Period" means the period beginning on the date of termination of the Executive's employment with the Employer, plus five (5) years.

     If any covenant in this Section 8.2 is determined by a court of competent jurisdiction to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such reduced scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, obligatory, and enforceable against Executive.

     The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by Executive of such covenant.

     Executive will, while the covenant pursuant to this Section 8.2 is in effect, give notice to Employer, within ten (10) days after accepting any other employment, of the identity of Executive's employer. Employer may notify such employer that Executive is obligated by this Agreement and, at Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

                                   ARTICLE IX.
                               GENERAL PROVISIONS

     Section 9.1 Injunctive Relief and Additional Remedy. Executive acknowledges that the damage that would be suffered by Employer as a result of a breach of the provisions of this Agreement (including any provision of Articles VII and VIII) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, Employer will have the right, in addition to any other rights Employer may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and Employer will not be obligated to post bond or other security in seeking such relief.

     Section 9.2 Covenants of Articles VII and VIII Are Essential and Independent Covenants. The covenants by Executive in Articles VII and VIII are essential provisions of this Agreement, and without Executive's agreement to comply with such covenants, Employer would not have entered into this Agreement or employed or continued the employment of Executive. Employer and Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by Employer.

     Executive's covenants in Articles VII and VIII are independent covenants and the existence of any claim by Executive against Employer or any of its affiliates under this Agreement or otherwise will not excuse Executive's breach of any covenant in Articles VII or VIII.



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


     If Executive's employment pursuant to this Agreement expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of Executive in Articles VII and VIII.

     Section 9.3 Offset. Employer will be entitled to offset against any and all amounts owing to Executive pursuant to this Agreement the amount of any and all claims that Employer may have against Executive.

     Section 9.4 Representations and Warranties by the Executive. Executive represents and warrants to Employer that the execution and delivery by Executive of this Agreement do not, and the performance by Executive of Executive's obligations pursuant to this Agreement will not, with or without the giving of notice or the passage of time, or both (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Executive is a party or by which Executive is or may be obligated.

     Section 9.4 Obligations Contingent on Performance. The obligations of Employer pursuant to this Agreement, including Employer's obligation to pay the compensation provided for in this Agreement, are contingent upon Executive's performance of Executive's obligations pursuant to this Agreement.

     Section 9.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege pursuant to this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right resulting from this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable, except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take additional action without notice or demand as provided in this Agreement.

     Section 9.6 Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall obligate, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Executive pursuant to this Agreement are personal and may not be delegated.

     Section 9.7 Notices. All notices, requests, demands or other communications pursuant to this Agreement shall be in writing or by telex or facsimile transmission and shall be deemed to have been duly given (i) on the date of service if delivered in person or by telex or facsimile machine transmission (with the telex or facsimile confirmation of transmission receipt acting as confirmation of service when sent and provide telexed or telecopied notices are also mailed by first class, certified or registered mail, postage prepaid); or (ii) seventy-two (72) hours after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

     If to Executive:     Cooper Lee
                          5031 Birch Street, Suite G
                          Newport Beach, CA 92660

     If to Employer:      TMEX USA, Inc.
                          5031 Birch Street, Suite G
                          Newport Beach, CA 92660

     With a copy to:      STEPP & BEAUCHAMP LLP
                          1301 Dove Street, Suite 460
                          Newport Beach, California 92660
                          949.660.9700
                          Telecopier: 949.660.9010

or at such other address as the party affected may designate in a written notice to such other party in compliance with this section.

     Section 9.8 Entire Agreement; Amendments. This Agreement specifies the entire agreement among the parties with respect to the (i) employment relationship by and among Employer and Executive and (ii) the terms and conditions of all other relationships by and among Employer, in any capacity, and Executive, in any capacity and supersede all prior agreements and understandings, oral or written, among the parties hereto with respect thereto. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

     Section 9.9 Governing Law. This Agreement will be governed by the laws of the State of California, without regard to conflicts of laws principles.

     Section 9.10 Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against either of the parties in the courts of the State of California, County of Orange, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

     Section 9.11 Section and Article Headings, Construction. The headings of sections and articles in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "section" or "sections" and "article" or "articles" refer to the corresponding section or sections and article or articles of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     Section 9.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement determined to be invalid or unenforceable only in part will remain in full force and effect to the extent not determined to be invalid or unenforceable.

     Section 9.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     Section 9.14 Indemnification for Negligence or Misconduct.

     A. Employer shall save Employee harmless from and against and shall indemnify Executive for any liability, loss, costs, expenses or damages howsoever caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default or omission of Employer, and Employer shall pay any and all amounts to be paid or discharged in case of an action for any such damages or injuries. No provision of this section is intended to, nor shall any provision of this section, relieve Executive from that Executive's own act, omission or negligence.

     B. Executive shall save Employer harmless from and against and shall indemnify Employer for any liability, loss, costs, expenses or damages howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default or omission of Executive, and Executive shall pay any and all amounts to be paid or discharged in case of an action for any such damages or injuries. No provision of this section is intended to, nor shall any provision of this section, relieve Employer from Employer's own act, omission or negligence.

     IN WITNESS WHEREOF the parties have executed this Agreement of Employment in duplicate and in multiple counterparts, each of which shall have the force and effect of an original, on the date specified in the preamble of this Agreement.

"EMPLOYER"                                           "EXECUTIVE"

TMEX USA, Inc.,
a Nevada corporation


By:   /s/ Crofton Cooper                             /s/ Cooper Lee
     ----------------------------                    ---------------------------
         Crofton Cooper                              Cooper Lee
Its:     Chief Executive Officer

By: /s/ Crofton Cooper
   ----------------------------------
     Crofton Cooper
Its: Secretary